Exhibit 23.3

Consent of Independent Auditors

The Board of Directors

AdaptHealth Corp.:

We consent to the use of our report dated April 1, 2021, with respect to the consolidated financial statements of AeroCare Holdings, Inc. incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania

June 28, 2021